                                                                   EXHIBIT 10.87

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of February 24, 1998, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), ING (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("TRANSAMERICA"), FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), and AMERICAN NATIONAL BANK, a national banking association, constituting all of the Lenders under the Credit Agreement referenced below, ING in its capacity as Agent for the Lenders and Transamerica and Finova in their capacity as Co-Agents for the Lenders.

         RECITALS:

         A. The Borrower, the Lenders, the Agent and the Co-Agents have entered into a certain Credit Agreement, dated as of May 30, 1997 (the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower has requested that the Expansion Loan Commitment be reduced to $55,000,000, that the Revolving Credit Commitment be increased to $20,000,000 and that certain other covenants and provisions in the Credit Agreement be amended as set forth herein.

         C. The Lenders are agreeable to amending the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

1. AMENDMENT TO ARTICLE I. Article I of the Credit Agreement is hereby amended as follows:

         (a) The definitions of "EBITDA", "Expansion Loan Commitment Amount", "Percentage" and "Revolving Credit Commitment Amount" are replaced with the following:

                  "EBITDA" means, for any Person or business for any period, an amount equal to Net Income PLUS (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and other non-cash charges (other than restructuring charges, as determined in accordance with GAAP), expenses related to the termination of the merger agreement with Communications Central Inc. of $7,861,743 and $35,478, respectively, recorded during the periods ended September 30, 1997 and December 31, 1997, adjustment for the period ending September 30, 1997 of dial-around compensation revenue previously recognized in the amount of $2,408,059, expenses related to obtaining bondholder consents recorded during the period ended December 31, 1997 in the amount of $735,876 and nonrecurring general and administrative expenses at $52,545 and $36,660, respectively, recorded during the periods ended September 30, 1997 and December 31, 1997, MINUS (to the extent included in determining Net Income) non-cash credits and revenues.

                  "EXPANSION LOAN COMMITMENT AMOUNT" means $55,000,000 as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

                  "PERCENTAGE" of any Lender means, at any time, in respect of the Commitment and the Loans, the percentage set forth opposite such Lender's signature to the First Amendment to Credit Agreement, adjacent to the caption "Percentage", as the same may be adjusted pursuant to
         SECTION 9.11
 .
                  "REVOLVING CREDIT COMMITMENT AMOUNT" means $20,000,000, as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

         (b) The following new definitions are added to Article I in proper alphabetical order:

                  "ADDITIONAL LETTERS OF CREDIT" means letters of credit issued for the account of the Borrower or any of its Subsidiaries after the date of the First Amendment, excluding Letters of Credit.

                  "FIRST AMENDMENT TO CREDIT AGREEMENT" means the First Amendment to Credit Agreement, dated as of February 24, 1998, among Borrower, the Lenders, the Agent and the Co-Agents.

                  "MONTHLY PAYMENT DATE" means the last day of each calendar month, or, if such day is not a Business Day, the immediately preceding Business Day.

         (c) The definition of "Quarterly Payment Date" is deleted and all references in the Credit Agreement to "Quarterly Payment Date" are replaced with references to "Monthly Payment Date".

 2. AMENDMENT TO SECTION 2.1.3. Section 2.1.3 of the Credit Agreement is hereby amended by replacing subsections (1), (7), (8) and (9) thereof with the following:


                  (1) the then aggregate outstanding principal amount of all Expansion Loans, PLUS the then aggregate outstanding principal amount of all Revolving Credit Loans PLUS the then aggregate amount of outstanding Letter of Credit Obligations PLUS the aggregate undrawn face amount of the Existing Letters of Credit, PLUS the aggregate undrawn face amount of Additional Letters of Credit, would exceed the Borrowing Base;

                  (7) the then aggregate outstanding principal amount of all Expansion Loans would not exceed $20,000,000 and the then aggregate outstanding principal amount of all Revolving Credit Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would not exceed $20,000,000, and the making of such Loan or the issuance of such Letter of Credit, as the case may be, would not be permitted under Section 4.07(b)(i) of the Senior Notes Indenture; or

                  (8) the then aggregate outstanding principal amount of all Expansion Loans would exceed $20,000,000, but the then aggregate outstanding principal amount of all Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would not exceed $65,000,000 and the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be less than (x) 2.50 to 1.0 if such Loan is made prior to December 31, 1998 or (y) 2.75 to 1.0 if such Loan is made on or after December 31, 1998; or

                  (9) the then aggregate outstanding principal amount of all Loans, PLUS the then aggregate amount of all outstanding Letter of Credit Obligations, would exceed $65,000,000 and the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be less than 3.3 to 1.0;

3. AMENDMENT TO SECTION 3.3. Section 3.3 of the Credit Agreement is hereby amended as follows:

                  (a) Section 3.3.1 is amended by replacing subsection (b)(i) of such Section with the following:

                           (b) (i) shall, on any Business Day on which the
                  aggregate outstanding principal amount of all Expansion Loans PLUS the aggregate outstanding principal amount of all Revolving Credit Loans PLUS the then aggregate amount of Letter of Credit Obligations PLUS the aggregate undrawn face amount of Existing Letters of Credit PLUS the aggregate undrawn face amount of Additional Letters of Credit exceeds the Borrowing Base, make a mandatory prepayment of the outstanding principal amount of Expansion Loans and Revolving Credit Loans in an amount equal to such excess amount (such prepayment to be applied first to all of the Revolving Credit Loans until paid in full and then to Expansion Loans);

                  (b) Section 3.3.1 is hereby further amended by deleting the word "and" at the end of subsection (e), replacing the "." at the end of subsection (f) with "; and" and adding the following as a new subsection (g):

                           (g) shall, on any Business Day on which the aggregate
                  cash and Cash Equivalent Investments of Borrower, PLUS all cash collateral pledged to secure the Existing Letters of Credit, exceeds $5,000,000, make a mandatory prepayment of the Loans in an amount equal to such excess.

 4. AMENDMENT TO SECTION 4.2.5. Section 4.2.5 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

                  SECTION 4.2.5 REQUIRED LENDER APPROVAL OF ACQUISITION. The Agent shall have received the written approval of the Required Lenders to the Acquisition to be financed with the proceeds of such Borrowing, which approval may be granted or withheld by any Lender in its sole and absolute discretion.

 5. AMENDMENT TO SECTION 4.3.7. Section 4.3.7 of the Credit Agreement is hereby amended by replacing subsections (a), (b) and (c) of such
         Section in their entirety with the following:

                  (a) if the then aggregate outstanding principal amount of all Expansion Loans would not exceed $20,000,000 and the then aggregate outstanding principal amount of all Revolving Credit Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would not exceed $20,000,000, such Borrowing or issuance of a Letter of Credit is permitted under Section 4.07(b)(i) and all other applicable provisions of the Senior Notes Indenture;

                  (b) if the then aggregate outstanding principal amount of all Expansion Loans would exceed $20,000,000, but the then aggregate outstanding principal amount of all Loans, plus the then aggregate amount of outstanding Letter of Credit Obligations, would not exceed $65,000,000, the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be greater than or equal to (x) 2.50 to 1.0 if such Loan is made on or after December 31, 1997 and prior to December 31, 1998 or (y) 2.75 to 1.0 if such Loan is made on or after December 31, 1998, and such Borrowing is permitted by all applicable provisions of the Senior Notes Indenture; and

                  (c) if the then aggregate outstanding principal amount of Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would exceed $65,000,000, the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be greater than or equal to
         3.3 to 1.0, and such Borrowing or issuance of a Letter of Credit is otherwise permitted by all applicable provisions of the Senior Notes Indenture;

 6. AMENDMENTS TO SECTION 6.1.1. Section 6.1.1 of the Credit Agreement is hereby amended as follows:

                  (a) The following is added as a new subsection (a)(iv) to such
         Section:

                  (iv) promptly when available and in any event within forty-five (45) days after the close of each Fiscal Year, an unaudited consolidated balance sheet for the Borrower and its Subsidiaries at the close of such Fiscal Year, and related unaudited consolidated statements of operations, retained earnings, and cash flows for such Fiscal Year, of the Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year);

                  (b) The lead-in phrase of subsection (b) of such Section, which states "promptly when available and in any event within thirty
         (30) days after the close of each calendar month of each Fiscal Year", is replaced with "promptly when available and in any event (x) within thirty (30) days after the close of the first two calendar months of each Fiscal Quarter and (y) within forty-five days (45) after the close of the third calendar month of each Fiscal Quarter".

                  (c) The reference to "thirty (30) days" in subsection (c) of such Section is replaced with "forty-five (45) days".

 7. AMENDMENT TO SECTION 6.1. Section 6.1 of the Credit Agreement is hereby further amended by replacing Section 6.1.12 (Interest Rate Protection) in its entirety with "Section 6.1.12. Intentionally Deleted." and by deleting Section 6.1.16 (Substitution of Existing Letters of Credit) in its entirety.

 8. AMENDMENT TO SECTION 6.2.2. Section 6.2.2 of the Credit Agreement is hereby amended by replacing subsection (f) thereof with the following:

                  (f) Indebtedness existing on the Closing Date and set forth in
         ITEM 10 ("Existing Indebtedness") of the Disclosure Schedule, and Additional Letters of Credit to the extent that the aggregate stated face amount of the Additional Letters of Credit and the Existing Letters of Credit does not exceed $3,000,000;

 9. AMENDMENT TO SECTION 6.2.4. Section 6.2.4 of the Credit Agreement is hereby amended by replacing subsections (a), (b) and (d) of such Section with the following:

                  (a) FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for the Fiscal Quarter ending on March 31, 1998, such ratio to be calculated as provided in clause (e) of this
         SECTION 6.2.4):


                  FISCAL QUARTER ENDING:             RATIO
                  ----------------------             -----

                  March 31, 1998                     0.8
                  June 30, 1998                      0.9
                  September 30, 1998                 1.0
                  December 31, 1998                  1.2
                  March 31, 1999                     1.3
                  June 30, 1999                      1.3
                  September 30, 1999                 1.4
                  December 31, 1999                  1.4
                  March 31, 2000                     1.4
                  June 30, 2000                      1.4

                  (b) DEBT TO EBITDA RATIO. The Borrower will not permit the Debt to EBITDA Ratio of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be more than the ratio set forth opposite such Fiscal Quarter (for the Fiscal Quarter ending on March 31, 1998, such ratio shall be calculated as provided in clause (e) of this SECTION 6.2.4):


                  FISCAL QUARTER ENDING:             RATIO
                  ----------------------             -----

                  March 31, 1998                     10.5
                  June 30, 1998                      7.5
                  September 30, 1998                 6.5
                  December 31, 1998                  5.5
                  March 31, 1999                     5.0
                  June 30, 1999                      5.0
                  September 30, 1999                 5.0
                  December 31, 1999                  4.5
                  March 31, 2000                     4.5
                  June 30, 2000                      4.0

                  (d) INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for the Fiscal Quarter ending on March 31, 1998, such ratio to be calculated as provided in clause (e) of this SECTION 6.2.4.):


                  FISCAL QUARTER ENDING:             RATIO
                  ----------------------             -----

                  March 31, 1998                     1.1
                  June 30, 1998                      1.2
                  September 30, 1998                 1.3


                  December 31, 1998                  1.6
                  March 31, 1999                     1.7
                  June 30, 1999                      1.8
                  September 30, 1999                 1.8
                  December 31, 1999                  1.9
                  March 31, 2000                     1.9
                  June 30, 2000                      1.9.

 10. AMENDMENT TO SECTION 6.2.5. Section 6.2.5 of the Credit Agreement is hereby amended by replacing the proviso at the end of such Section with the following:

                  PROVIDED, HOWEVER, that expenditures consisting of Acquisitions approved by the Required Lenders in writing and expenditures paid with insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damage to destroyed assets will not be included in the foregoing calculation for the Fiscal Year such Acquisition, replacement or repair was made.

 11. AMENDMENT TO SECTION 6.2.6. Section 6.2.6 of the Credit Agreement is hereby amended by replacing clause (b) of such Section with the following:

         (b) any lease of real property or any vehicle lease entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business (including, without limitation, leasing corporate office space),

 12. AMENDMENT TO SECTION 6.2.7. Section 6.2.7 of the Credit Agreement is hereby amended by replacing subsection (a) of such Section with the following:

                  (a) Cash and Cash Equivalent Investments of Borrower, including all cash collateral pledged to secure the Existing Letters of Credit, PROVIDED that if any Loans are outstanding; such Cash and Cash Equivalent Investments shall not exceed $5,000,000 in the aggregate;

 13. AMENDMENT TO SECTION 6.2.10. Section 6.2.10 of the Credit Agreement is hereby amended by replacing subsection (a) of such Section with the following:

         (a) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all, substantially all or a substantial portion of the assets of any Person (or of any division or business unit thereof) or purchase or otherwise acquire installed Telephones from any Person, except that any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation), PROVIDED, HOWEVER, that

                           (i) the Borrower shall be permitted to merge with and
                  into a Delaware corporation for the sole purpose of changing its state of incorporation to the State of Delaware provided that (A) the shareholders of the surviving corporation immediately after such merger are the shareholders of the Borrower immediately prior to such merger, (B) the number of authorized and issued and authorized and unissued shares, and the respective classes and series, of capital stock of the surviving corporation shall be the same as the number of authorized and issued and authorized and unissued shares, and the respective classes and series of capital stock of the Borrower immediately prior to such merger, (C) the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of all classes and series of capital stock of the surviving corporation shall be identical to the voting powers, designations, preferences (including, without limitation, stated values and liquidation preferences) and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of the respective classes and series of the capital stock of the Borrower as in effect immediately prior to such merger, and
                  (D) the Lenders shall have received (1) an assumption agreement in form and substance satisfactory to the Required Lenders, duly executed by the surviving corporation and pursuant to which the surviving corporation shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents, and (2) such acknowledgments, certificates, instruments and legal opinions relating to such merger and assumption agreement as the Required Lenders shall reasonably request;

                           (ii) the Borrower and its Subsidiaries may consummate
                  the Closing Date Acquisitions; and

                           (iii) the Borrower and its Subsidiaries may
                  consummate other Acquisitions with the prior written consent of the Required Lenders.

 14. REPRESENTATIONS, WARRANTIES AND COVENANTS. In order to induce the Lenders, the Agent and the Co-Agents to enter into this Amendment and to consummate the transactions contemplated herein, the Borrower hereby represents, warrants and covenants to and with the Agent, the Co-Agents and each Lender as follows:

                  (a) as of the date hereof, all representations and warranties set forth in Article 5 of the Credit Agreement and in all other Loan Documents are true and correct in all material respects, except to the extent described in Section 15 below;

                  (b) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement;

                  (c) no later than March 23, 1998, Borrower shall deliver to the Lenders, the Agent and the Co-Agents (i) an opinion letter from Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and its Subsidiaries, and Tammy L. Martin, General Counsel to Borrower and its Subsidiaries, in form and substance satisfactory to the Required Lenders, as to the corporate authority of the Borrower to enter into this Amendment and the other documents required hereunder, the enforceability of this Amendment and the other documents required hereunder, and such other matters as the Lenders may request; and (ii) a secretary's certificate in form and substance satisfactory to the Required Lenders, certifying true and correct copies of the Borrower's certificate of incorporation, by-laws and resolutions of the Board of Directors approving this Amendment and the modifications set forth herein; and

                  (d) the breach of any representation, warranty or covenant set forth in this Section 14 shall constitute an Event of Default under the Credit Agreement.

15. ACKNOWLEDGMENT OF MATERIAL ADVERSE CHANGE. (a) In July 1997, Borrower informed the Agent, the Co-Agents and the Lenders that the United States Court of Appeals for the District of Columbia Circuit, in Case No. 96-1394 entitled ILLINOIS PUBLIC TELECOMMUNICATIONS ASSOCIATION, PETITIONER, V. FEDERAL COMMUNICATIONS COMMISSION AND UNITED STATES OF AMERICA, RESPONDENTS, WITH COMPETITIVE TELECOMMUNICATIONS ASSOCIATION, ET AL, AS INTERVENORS, entered an order (the "Reversal") reversing and remanding to the Federal Communications Commission (the "FCC") for further consideration the dial-around compensation provisions of the Commission's Report and Order implementing Section 276 of the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "FCC Order"). More recently, the United States Court of Appeals for the District of Columbia vacated certain aspects of the FCC Order relating to compensation of pay phone providers by Interexchange Carrier Parties (1997 U.S. App. LEXIS 24440). On October 9, 1997, the FCC adopted and released its Second Report and Order implementing
         Section 276 of the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Second FCC Order") which addressed dial-around compensation for calls originating from pay phones in light of the foregoing Court decisions, establishing a rate of $0.284 ($0.35-$0.066) per call for the first two years of per-call compensation, the market-base local coin rate, adjusted for certain costs defined by the FCC as $0.066 per call. The Second FCC Order is on appeal with the United States Court of Appeals for the District of Columbia Circuit. The

         Borrower hereby expressly acknowledges and agrees that the foregoing events constitute a Material Adverse Change, that except to the extent expressly provided in paragraph (b) below, the Lenders expressly reserve all rights with respect to such Material Adverse Change and that nothing contained in this Amendment waives such Material Adverse Change. The Borrower further acknowledges and agrees that as provided in Section 4.3.5 of the Credit Agreement, it is a condition precedent to the obligations of the Lenders to make any Loans, and the obligation of the Agent to issue and the obligations of the Lenders to purchase participations in Letters of Credit, that no Material Adverse Change shall have occurred since the Closing Date. Accordingly, the Lenders have no obligation to make Loans, the Agent has no obligation to issue Letters of Credit and the Lenders have no obligation to purchase participations in said Letters of Credit, and the making of any such Loans and the issuance of any such Letters of Credit are subject to the sole and absolute discretion of the Lenders, subject to subsection (b) below.

         (b) Notwithstanding that the Material Adverse Change described in subparagraph (a) above has occurred and that the Lenders have no obligation to make Loans, the Agent has no obligation to issue Letters of Credit and the Lenders have no obligation to purchase participations in said Letters of Credit, the Agent agrees to issue Letters of Credit and the Lenders agree to make Revolving Credit Loans and to purchase participations in said Letters of Credit, subject to all other terms and conditions of the Credit Agreement, as amended by this Amendment; PROVIDED, HOWEVER, that the aggregate outstanding principal amount of all Revolving Credit Loans, PLUS the aggregate amount of outstanding Letter of Credit Obligations, may not exceed $10,300,000 at any time.

16. EFFECTIVENESS. This Amendment shall become effective only upon (i) receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrower, the Lenders, the Agent and the Co-Agents, and duly acknowledged and consented to by the Subsidiaries of the Borrower in the form attached to this Amendment; (ii) receipt by each Lender of a duly executed and delivered Expansion Note in a principal amount equal to such Lender's Percentage of the Expansion Loan Commitment Amount (as such terms are modified by this Amendment), in replacement and substitution of the Expansion Notes issued by Borrower on the Closing Date, (iii) receipt by each Lender of a duly executed and delivered Revolving Credit Note in a principal amount equal to such Lender's Percentage of the Revolving Credit Commitment Amount (as such terms are modified by this Amendment), in replacement and substitution of the Revolving Credit Notes issued by Borrower on the Closing Date; (iv) receipt by legal counsel to each Lender of payment for fees and expenses incurred to date; and (v) receipt by the Agent of the Amendment Fee required pursuant to Section 17 hereof.

 17. AMENDMENT FEE. The Borrower agrees to pay to the Agent for the ratable account of each Lender, an amendment fee in an amount equal to $150,000 (the "AMENDMENT FEE"). The Amendment Fee shall be payable by the Borrower upon the execution of this Amendment, and the Borrower hereby irrevocably authorizes the Agent to deduct from the proceeds of a Borrowing of Revolving Loans to be made on the date of this Agreement in the amount of $3,000,000, the sum of $150,000 for the ratable account of each Lender as payment in full of the Amendment Fee and the sum of $20,148.64 for the account of the Agent as payment of its billed and outstanding legal expenses.

 18. CONTINUING EFFECTIVENESS OF CREDIT AGREEMENT. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

 19. COST AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and each of the Lenders party to this Amendment for the negotiation, preparation, execution and delivery of this Amendment (including reasonable fees and expenses of counsel to the Agent and such Lenders).

 20. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

 21. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Lenders and the Agent and shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

 22. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

 23. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                   PHONETEL TECHNOLOGIES, INC.


                                   By:  /s/ Tammy L. Martin
                                        --------------------------
                                   Name: Tammy L. Martin
                                   Title: Secretary

                                                     [CORPORATE SEAL]



Percentage: 26.6666667%            ING (U.S.) CAPITAL CORPORATION, in its
                                   capacity as Agent and Lender


                                   By:  /s/ Steven G. Fleenor
                                        --------------------------
                                        Steven G. Fleenor
                                        Vice President



Percentage: 26.6666667%            TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION, in its capacity as Co-Agent and Lender



                                   By:  /s/  Terrell W. Harris
                                        --------------------------
                                        Terrell W. Harris
                                        Vice President

Percentage: 26.6666667%            FINOVA CAPITAL CORPORATION, in its
                                   capacity as Co-Agent and Lender



                                   By:  /s/ Marilyn Milam
                                        --------------------------
                                        Marilyn Milam
                                        Vice President


Percentage: 20.0%                  AMERICAN NATIONAL BANK, in its
                                   capacity as Lender



                                   By:  /s/ Richard Johnson
                                        --------------------------
                                        Name:  Richard Johnson
                                        Title: Vice President

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledge receipt of a copy of the foregoing Amendment, consent to the terms and provisions set forth therein, and agree that the Subsidiary Guaranty dated as of May 30, 1997 (the "SUBSIDIARY GUARANTY") made by each of the undersigned, jointly and severally, in favor of ING (U.S.) Capital Corporation ("ING"), the other lenders as are, or may from time to time become, parties to the Credit Agreement (as defined in the Subsidiary Guaranty) and ING in its capacity as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the Amendment. The undersigned further acknowledge and agree that, upon effectiveness of the Amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by this Amendment.

CHEROKEE COMMUNICATIONS, INC.

By:  /s/ Tammy L. Martin
   -----------------------------------
     Name:  Tammy L. Martin
     Title: Secretary

            [CORPORATE SEAL]


PHONETEL V, INC.

By:    /s/ Tammy L. Martin
   -----------------------------------
     Name:  Tammy L. Martin
     Title: Secretary

            [CORPORATE SEAL]


PHONETEL ACQUISITION CORP.

By:    /s/ Tammy L. Martin
   -----------------------------------
     Name:  Tammy L  Martin
     Title: Secretary

            [CORPORATE SEAL]